UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2016

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas	10036
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 696-0100
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 12, 2016, Annaly Capital Management, Inc. (the “Company”) entered into an Amended and Restated Management Agreement (the “Amended Management Agreement”) with Annaly Capital Management, Inc. (the “Manager”).  The Amended Management Agreement amended and restated the original Management Agreement dated June 26, 2013 between the Company and the Manager, as subsequently amended by Amendment No. 1 to the Management Agreement dated as of November 5, 2014.

The Amended Management Agreement amended the stock ownership guidelines applicable to the Company’s Chief Executive Officer, Executive Chairman, Chief Legal Officer and provided for the expanded application of the stock ownership guidelines to certain additional individuals who are members or employees of the Manager or a subsidiary of the Company.  Under the Amended Management Agreement, the Manager is required to use its commercially reasonable efforts to ensure that such individuals will comply with the applicable stock ownership guideline as may be amended from time to time by the Company’s Board of Directors.

The Amended Management Agreement includes a clawback policy for compensation paid in the form of the management fee to the Manager under certain circumstances.  If an error (regardless of the reason for or amount of such error) in the computation of Stockholders’ Equity (as defined in the Amended Management Agreement) for which a previously-paid management fee was based upon is identified to or by the Manager, the Manager will recalculate both the Stockholders’ Equity and management fee for that period.  The recalculation will be promptly delivered to the Company’s Board of Directors for review and approval.  After the Board of Directors and the Manager agree that the recalculations are accurate and that the Company has paid the Manager a management fee that exceeds the recalculated amount, the Manager will reimburse the Company within five business days for the amount of such difference.  The clawback policy survives the expiration or earlier termination of the Amended Management Agreement.

The Amended Management Agreement also includes certain provisions clarifying the responsibilities of the Manager and the survival period for certain provisions.

The execution by the Company of the Amended Management Agreement was approved by the Company’s Board of Directors on April 12, 2016.  The foregoing description of the Amended Management Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Amended Management Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amended Management Agreement, dated as of April 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

	By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Chief Financial Officer

Dated: April 12, 2016

Exhibit Index

Exhibit No.	Exhibit

10.1	Amended Management Agreement, dated as of April 12, 2016